As filed with the Securities and Exchange Commission on November 12, 2002

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

FIRST PACTRUST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	04-3639825 (I.R.S. Employer Identification No.)
610 Bay Boulevard, Chula Vista, California (Address of principal executive offices)	91910 (Zip Code)

FIRST PACTRUST BANCORP, INC.
401(k) EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

(Full title of the plan)

Martin L. Meyrowitz, P.C.
Beth A. Freedman
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, NW
Washington, D.C. 20007

(Name and address of agent for service)

(202) 295-4500

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $.01 per share	79,207 shares	$15.15(1)	$1,199,986(1)	$111.00(1)
Interest in Plan	N/A	N/A(2)	N/A	N/A

(1)	Estimated in accordance with Rule 457(h), calculated on the basis of $15.15 per share, which was the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market on November 11, 2002.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement alsocovers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan and Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

              Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

              The following documents previously filed with the Commission (File No. 000-49806) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Quarterly Report on Form 10-Q of First PacTrust Bancorp, Inc., a Maryland corporation (the "Company"), for the quarter ended June 30, 2002;
(b)	the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed on May 8, 2002, and all amendments or reports filed for the purpose of updating such description; and

(c)	the Registration Statement on Form S-1 of First PacTrust Bancorp, Inc. filed on March 28, 2002, and all amendments thereto.
(d)	All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

              The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to James Sheehy, Secretary, First PacTrust Bancorp, Inc., 610 Bay Boulevard, Chula Vista, California 91910, telephone number (619) 691-1519.

              All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.    Description of Securities.

              Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

              Not Applicable.

Item 6.    Indemnification of Directors and Officers.

              Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for monetary damages except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent a final judgment or adjudication

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against the director or officer is based on a determination that the director's or officer's act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against the director or officer. The Company's charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

              Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reason to believe that his conduct was unlawful. The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

              Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

              The Company's charter provides for indemnification of directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

Item 7.    Exemption from Registration Claimed.

              Not applicable.

Item 8.    Exhibits.

              See the Index to Exhibits to this Registration Statement.

Item 9.    Undertakings.
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the City of Chula Vista, State of California, on November 11, 2002.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Hans R. Ganz
	Name:	Hans R. Ganz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hans R. Ganz, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ HANS R. GANZ Hans R. Ganz President, Chief Executive Officer and Director	Date: November 11, 2002

/s/ ALVIN L. MAJORS Alvin L. Majors Chairman of the Board	Date: November 11, 2002

/s/ FRANCIS P. BURKE Francis P. Burke Director	Date: November 11, 2002

Kenneth Scholz Director	Date:

/s/ DONALD PURDY Donald Purdy Director	Date: November 11, 2002

/s/ DONALD WHITACRE Donald Whitacre Director	Date: November 11, 2002

/s/ REGAN GALLAGHER Regan Gallagher Controller (Principal Financial and Accounting Officer)	Date: November 11, 2002

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, State of California, on November 11, 2002.

PACIFIC TRUST BANK, as Plan Administrator
By:	/s/ James P. Sheehy Name: James P. Sheehy Title: Senior Vice President

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Charter of the Registrant (included as Exhibit 3.1 to the Company 's Registration Statement on Form S-1 (File No. 333-85120) and incorporated herein by reference).
4.2	Bylaws of the Registrant (included as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-85120) and incorporated herein by reference).
4.3	Form of the Registrant's specimen common stock certificate (filed as Exhibit 4.0 to the Company's Registration Statement on Form S-1 (File No. 333-85120) and incorporated herein by reference).
5	Opinion of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (contained in Exhibit 5)
23.2	Consent of Crowe, Chizek and Company
24	Power of Attorney (contained on signature page)

_________________________

              The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.